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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

      Following lists the significant subsidiaries of the registrant and the state or jurisdiction of incorporation of each:

NAME                                                            INCORPORATED
----                                                            ------------
First National Bank of Florida                                  United States

First National Wealth Management Company                        United States

Roger Bouchard Insurance, Inc.                                  Florida